NOTICE TO RESIDENTS OF THE UNITED STATES

THE OFFER AND SALE OF THIS SECURITY INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "***SECURITIES ACT***"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

NOTICE TO RESIDENTS OF CANADA

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

NOTICE TO RESIDENTS OF CHINA

THE RIGHTS ARE NOT BEING OFFERED OR SOLD AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, WITHIN THE PEOPLE'S REPUBLIC OF CHINA (FOR SUCH PURPOSES, NOT INCLUDING THE HONG KONG AND MACAU SPECIAL ADMINISTRATIVE REGIONS OR TAIWAN), EXCEPT AS PERMITTED BY THE SECURITIES AND OTHER LAWS AND REGULATIONS OF THE PEOPLE'S REPUBLIC OF CHINA

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

IN THE UNITED KINGDOM THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT (AND ANY INVESTMENT ACTIVITY TO WHICH IT RELATES WILL BE ENGAGED ONLY WITH): (i) INVESTMENT PROFESSIONALS (WITHIN THE MEANING OF ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 AS AMENDED (THE "***FPO***")); (ii) PERSONS OR ENTITIES OF A KIND DESCRIBED IN ARTICLE 49 OF THE FPO; (iii) CERTIFIED SOPHISTICATED INVESTORS (WITHIN THE MEANING OF ARTICLE 50(1) OF THE FPO); AND (iv) OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS "RELEVANT PERSONS").

THIS DOCUMENT HAS NOT BEEN APPROVED BY AN AUTHORISED PERSON. ANY INVESTMENT TO WHICH THIS DOCUMENT RELATES IS AVAILABLE ONLY TO (AND ANY INVESTMENT ACTIVITY TO WHICH IT RELATES WILL BE ENGAGED ONLY WITH) RELEVANT PERSONS. THIS DOCUMENT IS DIRECTED ONLY AT RELEVANT PERSONS AND PERSONS WHO ARE NOT RELEVANT PERSONS SHOULD NOT TAKE ANY ACTION BASED UPON THIS DOCUMENT AND SHOULD NOT RELY ON IT. IT IS A CONDITION OF YOU RECEIVING AND RETAINING THIS DOCUMENT THAT YOU WARRANT TO THE COMPANY, ITS DIRECTORS, AND ITS OFFICERS THAT YOU ARE A RELEVANT PERSON.

QB UTILITY TOKEN, a product of QB Limited

SAFT
(Simple Agreement for Future Tokens)

THIS CERTIFIES THAT in exchange for the payment by EUDA Health Holdings Limited, a British Virgin Islands Company (the "***Purchaser***") of US$250,000 and 500,000 EUDA Ordinary Shares (the "***Purchase Amount***"), to be paid in accordance with Section 5(a), QB Limited, a Hong Kong company (the "**Company**"), hereby issues to the Purchaser the right (the "***Right***") to certain units of QB UTILITY TOKEN (the "***Token***"), subject to the terms set forth below.

1. *Events*

(a) **Restriction**. The Company will issue, 1 million Tokens (the "First Tranche Tokens") as soon as the Purchaser fulfills clause 1(a)(ii) herein and a further 15 million Tokens (the "Second Tranche Tokens") within three (3) months of the date of this Agreement (the "Deadline"), to the Purchaser.

In connection with and prior to the issuance of Tokens by the Company to the Purchaser pursuant to this Section 1(a):

(i) The Purchaser will execute and deliver to the Company any and all other transaction documents related to this SAFT, including verification of accredited investor status or non-U.S. person status under the applicable securities laws; and

(ii) The Purchaser will provide to the Company a network address for which to allocate Purchaser's Tokens.

(b) **Dissolution Event**. If there is a Dissolution Event before this instrument expires or terminates, the Company will pay the Purchase Amount to the Purchaser immediately prior to, or concurrent with, the consummation of the Dissolution Event. If immediately prior to the consummation of the Dissolution Event, the assets of the Company that remain legally available for payment to the Purchaser and all holders of all other SAFTs (the "***Dissolving Purchasers***"), as determined in good faith by the Company's board of directors, are insufficient to permit the payment to the Dissolving Purchasers of their respective Purchase Amounts, then the remaining assets of the Company legally available for payment will be distributed with equal priority and pro rata among the Dissolving Purchasers in proportion to the Purchase Amounts they would otherwise be entitled to receive pursuant to this Section 1(b). Any distributed amounts shall be in U.S. Dollars.

(c) **Termination**. This instrument will expire and terminate upon the issuance of Tokens to the Purchaser pursuant to Section 1(a).

2. *Definitions*

"***Dissolution Event***" means (i) a voluntary termination of operations of the Company, (ii) a general assignment for the benefit of the Company's creditors or (iii) any other liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

"Ordinary Shares" means Purchaser's ordinary shares, no par value per share.

"Registration Statement" means a registration statement meeting the requirements set forth in Section 5(b) of this Agreement and covering the resale by the Company of the Ordinary Shares being delivered as the purchase price hereunder.

"*SAFT*" means an agreement containing a future right to units of Tokens purchased by Purchasers, similar in form and content to this agreement, which a significant portion of the amount raised under the SAFTs will be used to fund the activities set out in the QB White Paper in Exhibit A herein.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

3. *Company Representations*

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this instrument is within the power of the Company and, other than with respect to the actions to be taken when Tokens are to be issued to the Purchaser, has been duly authorized by all necessary actions on the part of the Company. This instrument constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of (i) its current articles of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company, or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) To the knowledge of the Company, the performance and consummation of the transactions contemplated by this instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d) No consents or approvals are required in connection with the performance of this instrument, other than: (i) the Company's corporate approvals; and (ii) any qualifications or filings under applicable securities laws.

(e) To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without an infringement of the rights of others.

(f) THE COMPANY MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THE TOKENS, INCLUDING ANY (i) WARRANTY OF MERCHANTABILITY; (ii) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (c) WARRANTY OF TITLE; OR (iii) WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY; WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE. EXCEPT AS EXPRESSLY SET FORTH HEREIN, PURCHASER ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION

OR WARRANTY MADE BY THE COMPANY, OR ANY OTHER PERSON ON THE COMPANY'S BEHALF.

(g) At the time the Company was offered the Ordinary Shares in payment of the purchase price in Section 5 below (the "Securities") it was, and as of the date hereof it is, either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. The Company hereby represents that neither it nor any of its Rule 506(d) Related Parties (as defined below) is a "bad actor" within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, "Rule 506(d) Related Party" shall mean a person or entity covered by the "Bad Actor" disqualification provision of Rule 506(d) of the Securities Act.

(h) The Company, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Company is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(i) The Company is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Company, any other general solicitation or general advertisement.

(j) In making its decision to accept the Securities for the purchase price hereunder, the Company has relied solely upon independent investigation made by it. The Company acknowledges and agrees that the Company has received such information as the Company deems necessary in order to make an investment decision with respect to the Securities and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to the Company's acceptance and investment in the Securities. The Company has had the opportunity to review the Purchaser's reports filed with the U.S. Securities and Exchange Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Purchaser concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in and accepting the Securities; (ii) access to information about the Purchaser and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Purchaser possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and acceptance of the purchase price.

(k) The Company understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Company's right to sell the Securities pursuant to the Registration

Statement or otherwise in compliance with applicable federal and state securities laws). The Company is acquiring the Securities hereunder in the ordinary course of its business.

4. *Purchaser Representations*

(a) The Purchaser has full legal capacity, power and authority to execute and deliver this instrument and to perform its obligations hereunder. This instrument constitutes valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(b) The Purchaser has been advised that the offers and sales of this instrument have not been registered under any country's securities laws and, therefore, cannot be resold except in compliance with the applicable country's laws. The Purchaser is purchasing this instrument for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Purchaser's financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(c) The Purchaser enters into this SAFT with the predominant expectation that he, she or it, as the case may be, will profit upon the successful development as set out in the QB White Paper in Exhibit A herein.

(d) The Purchaser hereby acknowledges that he has sufficient knowledge and experience in business and financial matters to be able to evaluate the risks and merits of its purchase of this SAFT and of the Tokens and is able to bear the risks thereof. The Purchaser is aware of Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this SAFT. The Purchaser understands that the Tokens involve risks, all of which the Purchaser fully and completely assumes, including, but not limited to, the risk that (i) the technology associated with the Network will not function as intended; (ii) the Network will fail to attract sufficient interest from key stakeholders; and (iii) the Company and/or the Network may be subject to investigation and punitive actions from Governmental Authorities. The Purchaser understands and expressly accepts that the Tokens will be created and delivered to the Purchaser at the sole risk of the Purchaser on an "AS IS" and "UNDER DEVELOPMENT" basis. The Purchaser understands and expressly accepts that the Purchaser has not relied on any representations or warranties made by the Company outside of this instrument, including, but not limited to, conversations of any kind, whether through oral or electronic communication, or any white paper. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PURCHASER ASSUMES ALL RISK AND LIABILITY FOR THE RESULTS OBTAINED BY THE USE OF ANY TOKENS AND REGARDLESS OF ANY ORAL OR WRITTEN STATEMENTS MADE BY THE COMPANY, BY WAY OF TECHNICAL ADVICE OR OTHERWISE, RELATED TO THE USE OF THE TOKENS.

(e) The Purchaser understands that Purchaser has no right against the Company or any other Person except in the event of the Company's breach of this instrument or intentional fraud. THE COMPANY'S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS INSTRUMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE TOTAL OF THE AMOUNTS PAID TO THE

COMPANY PURSUANT TO THIS INSTRUMENT. NEITHER THE COMPANY NOR ITS REPRESENTATIVES SHALL BE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS INSTRUMENT.

(f) The Purchaser understands that Purchaser bears sole responsibility for any taxes as a result of the matters and transactions the subject of this instrument, and any future acquisition, ownership, use, sale or other disposition of Tokens held by the Purchaser. To the extent permitted by law, the Purchaser agrees to indemnify, defend and hold the Company or any of its affiliates, employees or agents (including developers, auditors, contractors or founders) harmless for any claim, liability, assessment or penalty with respect to any taxes (other than any net income taxes of the Company that result from the issuance of Tokens to the Purchaser pursuant to Section 1(a) of the instrument) associated with or arising from the Purchaser's purchase of Tokens hereunder, or the use or ownership of Tokens.

5. *Purchase Price; Registration.*

(a) The purchase amount for the First Tranche Tokens shall be paid by cash of US$250,000 (or Bitcoin or any other cryptocurrency that the Company may specify, from time to time, that it accepts) upon the execution of this SAFT. The purchase amount for the Second Tranche Tokens shall be paid by the issuance by Purchaser of 500,000 Ordinary Shares to the Company in book-entry form as soon as practicable after the issuance and delivery of the Second Tranche Tokens.

(b) Registration Statement. On or before the 90th day following the date hereof, the Purchaser shall (i) by filing a new Registration Statement or utilizing its existing F-3 Registration Statement, register the resale of the Securities, and (ii) ensure the prospectus contained in the Registration Statement complies with applicable law.

6. *Miscellaneous*

(a) This instrument sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous disclosures, discussions, understandings and agreements, whether oral of written, between them. This instrument is one of a series of similar instruments entered into by the Company from time to time. Any provision of this instrument may be amended, waived or modified only upon the written consent of the Company and the holders of a majority, in the aggregate, of the Purchase Amounts paid to the Company with respect to all SAFTs outstanding at the time of such amendment, waiver or modification.

(b) Any notice required or permitted by this instrument will be deemed sufficient when sent by email to the relevant address listed on the signature page, as subsequently modified by written notice received by the appropriate party.

(c) The Purchaser is not entitled, as a holder of this instrument, to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor will anything contained herein be construed to confer on the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise.

(d) Neither this instrument nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; *provided, however*, that this instrument and/or the rights contained herein may be assigned without the Company's consent by the Purchaser to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Purchaser, including, without limitation, any general partner, managing member, officer or director of the Purchaser, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Purchaser; and *provided, further*, that the Company may assign this instrument in whole, without the consent of the Purchaser, in connection with a reincorporation to change the Company's domicile.

(e) In the event any one or more of the provisions of this instrument is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this instrument operate or would prospectively operate to invalidate this instrument, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this instrument and the remaining provisions of this instrument will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f) All rights and obligations hereunder will be governed by the laws of Hong Kong, without regard to the conflicts of law provisions of such jurisdiction.

(g) The Purchaser shall, and shall cause its affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably requested by Company to carry out the provisions of this instrument and give effect to the transactions contemplated by this instrument, including, without limitation, to enable the Company or the transactions contemplated by this instrument to comply with applicable laws.

(h) The Company shall not be liable or responsible to the Purchaser, nor be deemed to have defaulted under or breached this instrument, for any failure or delay in fulfilling or performing any term of this instrument, including without limitation, launching the Network, when and to the extent such failure or delay is caused by or results from acts beyond the affected party's reasonable control, including, without limitation: (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, or other civil unrest; (d) Law; or (e) action by any Governmental Authority.

(*Signature page follows*)

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

COMPANY: QB LIMITED

ZHANG XIN
Director
Date : April 24, 2026

PURCHASER: EUDA HEALTH HOLDINGS LIMITED

LIM ALFRED
CEO
Date: April 24, 2026

Exhibit A

QB WHITE PAPER

QB UTILITY TOKEN WHITEPAPER

A Digital Credit Conversion and Utility Infrastructure Framework

Version 1.0 – Confidential (For Exchange Review and Institutional Evaluation)

Abstract

The QB Utility Token ("QB") is a blockchain-based digital token designed to facilitate a structured ecosystem for credit conversion, service access, and utility-driven consumption. The system introduces a dual-layer value framework consisting of a fixed internal utility pricing mechanism and an externally market-driven trading environment.

QB is engineered as a non-speculative digital asset whose primary purpose is to function as a medium of access within integrated platforms. The token architecture emphasizes controlled issuance, transparent lifecycle management, and compliance-oriented design, ensuring alignment with prevailing regulatory expectations for utility tokens.

---

1. Introduction

The rapid evolution of digital ecosystems has created a need for standardized mechanisms to represent, convert, and utilize value across multiple systems. Traditional loyalty points, credits, and entitlement structures often exist in isolated environments, limiting interoperability and user flexibility.

QB is developed to address this fragmentation by introducing a unified token framework that enables the conversion of system-generated credits into a standardized digital format. This token can then be used to access services, products, and platform functionalities within supported ecosystems.

The QB framework is intentionally structured to avoid characteristics associated with financial instruments. It does not provide ownership rights, profit participation, or investment returns. Instead, it operates strictly as a **utility-enabling mechanism**, designed to facilitate access and consumption.

---

2. Objectives of the QB Ecosystem

The primary objective of QB is to establish a scalable and compliant infrastructure that bridges digital credit systems with tokenized utility access.

The system seeks to provide a consistent method for converting credits into a usable digital format while maintaining a stable internal valuation model. This ensures predictability for users engaging with services, independent of external market fluctuations.

In addition, QB is designed to support interoperability across platforms through API-driven integrations, allowing multiple systems to participate in a unified value framework without requiring direct financial interaction.

---

3. Token Definition and Value Framework

QB is implemented as a fungible token on an EVM-compatible blockchain, adhering to established token standards to ensure compatibility with wallets, exchanges, and infrastructure providers.

The total supply of QB is fixed at 1,000,000,000 tokens, with issuance governed by smart contract logic and controlled distribution mechanisms.

A defining feature of QB is its dual pricing structure.

Within the internal ecosystem, QB maintains a fixed utility value of **USD 0.20 per token**. This internal pricing applies exclusively to service access, product redemption, and system-level consumption. It is designed to provide stability and predictability, ensuring that users can engage with the ecosystem without exposure to market volatility.

Externally, QB may be listed and traded on digital asset exchanges. The initial external reference price for listing is set at **USD 0.38 per token**, serving as a starting point for market discovery. Following listing, the external price is determined entirely by market forces and may fluctuate independently of the internal utility value.

This separation between internal and external pricing ensures that the token's functional utility remains stable while allowing for market-based liquidity and accessibility.

---

4. System Architecture

The QB ecosystem is structured as a modular, multi-layered system designed to support scalability, security, and interoperability.

At the foundational level, the token control layer governs issuance, supply limits, and administrative permissions through smart contract logic. This layer ensures that token creation, burning, and upgrades are executed in a controlled and auditable manner.

Above this lies the distribution layer, through which tokens are allocated based on predefined system rules. Distribution is not dependent on direct fiat transactions but is instead linked to credit conversion and system-generated allocations.

The API conversion layer serves as the core operational engine of the ecosystem. It enables backend systems to validate user entitlements and convert them into QB tokens through secure and auditable processes.

The user interaction layer provides the interface through which users access, convert, and utilize QB tokens. This includes wallet integrations, service platforms, and application interfaces.

---

5. Credit Conversion Mechanism

The QB ecosystem introduces a structured credit-to-token conversion model.

Users participating in integrated systems may accumulate credits or entitlements based on predefined criteria. These credits do not represent fiat currency but are instead internal units of value generated through system interactions.

Through the API conversion layer, these credits are validated and converted into QB tokens according to established conversion rules. This process is controlled, transparent, and subject to system-level verification to ensure integrity.

The absence of direct fiat-to-token conversion reduces regulatory complexity and reinforces QB's positioning as a utility token rather than a payment or investment instrument.

---

6. Utility and Consumption Model

QB tokens are designed to function as a medium of access within supported ecosystems.

Users may utilize QB tokens to access services, unlock platform features, or participate in system-level functionalities. The token is intended to be consumed through usage rather than held for speculative purposes.

Each instance of token utilization may trigger a deduction or burn event, aligning token circulation with actual demand for services and utilities. This consumption-driven model ensures that the token's lifecycle is directly tied to real user activity.

7. Application in Healthcare, Wellness, and Consumer Ecosystems

The QB ecosystem extends its utility into healthcare support services, wellness environments, and consumer product access, functioning as a digital mechanism for participation and engagement.

Within these environments, QB may be used to access non-invasive wellness services, lifestyle-oriented therapy systems, and consumer products related to personal care and well-being. These services are typically designed to enhance user convenience, accessibility, and overall experience.

Examples of such applications may include integrated wellness environments incorporating multiple non-invasive technologies, such as frequency-based systems, thermal platforms, hydrogen-based applications, and light-based systems. These environments are commonly positioned within the broader context of lifestyle and wellness support.

Additionally, QB may be utilized for access to consumer products, including nutritional supplements, collagen-based consumables, and essential oil blends. These products are classified as consumer goods and are subject to applicable regulatory frameworks governing their distribution and use.

It is important to note that QB does not function as a healthcare product, medical device, or treatment mechanism. The token does not make any claims regarding medical outcomes, therapeutic efficacy, or health improvements. All services and products accessed through the ecosystem are provided by independent entities, and QB serves solely as a digital access and utility layer.

---

8. Internal Credit Allocation Framework

The QB system may allocate tokens to users based on participation, performance, or system-defined criteria.

These allocations do not constitute financial loans or credit facilities in the traditional sense. They do not involve interest, repayment obligations, or financial contracts.

Instead, such allocations are best understood as system-generated entitlements represented in token form, intended exclusively for utility purposes within the ecosystem.

9. Vesting and Token Control

To ensure stability and responsible distribution, QB incorporates vesting mechanisms that regulate token availability over time.

Tokens may be subject to lock-up periods, during which they cannot be transferred or utilized. Upon completion of the vesting schedule, tokens are gradually released in accordance with predefined rules enforced by smart contracts.

This approach aligns token distribution with long-term ecosystem development and mitigates the risk of excessive supply entering circulation.

---

10. Token Lifecycle and Burn Mechanism

The lifecycle of QB begins with issuance through conversion or allocation. Tokens are then held by users until they are utilized within the ecosystem.

Upon usage, tokens may be permanently removed from circulation through a burn mechanism. This introduces a deflationary dynamic, where supply is reduced in proportion to utility consumption.

All burn events are recorded on-chain, ensuring transparency and auditability.

---

11. Technology Framework

The QB ecosystem leverages modern blockchain and software technologies to ensure performance, scalability, and security.

The token is deployed on an EVM-compatible blockchain, allowing interoperability with widely used wallets and exchange infrastructure. Smart contracts utilize upgradeable proxy patterns to support future enhancements without disrupting existing deployments.

Backend systems are implemented using a microservices architecture, enabling real-time processing and scalable API integrations. Artificial intelligence components may be incorporated to enhance fraud detection and behavioral analysis.

Oracle integrations may be used to reference external data sources where necessary, ensuring data accuracy and integrity.

---

12. Security Considerations

Security is addressed through multiple layers, including smart contract design, backend system protections, and operational controls.

Smart contracts implement role-based access control, restricting sensitive functions such as minting and upgrades to authorized entities. Multi-signature mechanisms may be used to enhance governance over critical operations.

Regular audits and monitoring procedures are recommended to identify and mitigate potential vulnerabilities.

---

13. Exchange Integration

QB is structured to meet the requirements of digital asset exchanges, including adherence to standard token protocols, transparent supply mechanisms, and clear utility positioning.

The initial external listing price of **USD 0.38** provides a reference point for market entry, while liquidity provisioning supports trading activity. External pricing is determined by market dynamics and remains independent of internal utility valuation.

---

14. Compliance and Legal Positioning

QB is explicitly designed as a utility token.

It does not confer ownership rights, equity participation, or entitlement to revenue. The system does not provide any form of guaranteed return or profit expectation.

All functionality is limited to access and consumption within supported ecosystems, ensuring alignment with regulatory frameworks governing utility tokens.

---

15. Risk Disclosure

Participants should be aware that external market prices may fluctuate due to supply and demand dynamics.

The internal utility value of QB remains fixed within the ecosystem; however, this does not guarantee any correlation with exchange prices.

QB is not intended for speculative use, and users should not acquire the token with expectations of financial return.

---

16. Conclusion

QB establishes a structured, scalable, and compliant utility token framework that integrates credit conversion, controlled tokenomics, and real-world applications.

By separating utility value from market dynamics, the system provides a stable and transparent environment for token-based access and consumption.

TECHNICAL APPENDIX — SMART CONTRACT ARCHITECTURE

The QB token is implemented using an upgradeable smart contract architecture based on the ERC-20 standard.

The primary contract governs token balances, transfers, minting, and burning functions. Minting is restricted to authorized roles and is triggered exclusively through validated system processes such as credit conversion.

The system utilizes a UUPS upgradeable proxy model, allowing contract logic to be updated without altering the token address. This ensures long-term flexibility while maintaining continuity.

Vesting contracts manage token lock-up schedules and enforce release conditions programmatically. These contracts interact with the main token contract to ensure that locked tokens cannot be transferred prematurely.

All contracts incorporate established security practices, including access control mechanisms, reentrancy protection, and pausable functionality.

Integration between backend systems and smart contracts is achieved through secure transaction execution, where validated events trigger on-chain actions such as minting or burning.